EXHIBIT 3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 09/11/2000
001456998 - 3286008

                                                 STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

FIRST: The name of this Corporation is Ivecon Corporation.

(hereinafter the “corporation”)

SECOND: Its Registered Office in the State of Delaware is to be located at 113

Barksdale Professional Center in the City of Newark, County of Newcastle. The zip

code is 19711. The name of the Registered Agent therein and in charge thereof upon whom process of service against this corporation may be served, is Delaware Intercorp, Inc.

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of

Delaware.

FOURTH: The total number of shares of stock that the corporation shall have authority to issue is 1500 shares of Common Stock at no par value.

FIFTH: The name and mailing address of the Incorporator are as follows:

 Alan R. Coffey

 Mailing Address; 113 Barksdale Professional Center, Newark, DE 19711

SIXTH: The directors of the corporation are not liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: a) a director’s duty of loyalty to the corporation or its stockholders; b)

intentional misconduct or violation of law; c) a transaction from which the director derived an improper personal benefit; or d) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation.

I, The Undersigned, for the purpose of forming a corporation under the laws of the

State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this eleventh day of September, AD 2000.

/s/ Alan R. Coffey

Incorporator: Alan R. Coffey